EXHIBIT 4.14
------------
(Arvida-II)




                      LETTER OF CREDIT
                   REIMBURSEMENT AGREEMENT



                            Among


                       BANK OF AMERICA
           NATIONAL TRUST AND SAVINGS ASSOCIATION,


                  BANK OF AMERICA ILLINOIS


                             and


                ARVIDA/JMB PARTNERS, L.P.-II


                      relating to the

                       Talega Project
                  Orange County, California







                  Dated as of May 30, 1997

































                      LETTER OF CREDIT
                   REIMBURSEMENT AGREEMENT
                   =======================


     THIS LETTER OF CREDIT REIMBURSEMENT AGREEMENT (this "Reimbursement Agreement"), dated as of May 30, 1997, is made by and between ARVIDA/JMB PARTNERS, L.P. II, a Delaware limited partnership ("Borrower") on the one hand, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, and BANK OF AMERICA ILLINOIS, an Illinois banking corporation, formerly known as Continental Bank N.A. and Continental Bank (collectively, the "Bank"). In consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Bank hereby covenant and agree as follows:

     1.   DEFINITIONS.

          1.1  DEFINED TERMS.  For purposes of this Reimbursement
Agreement, the following capitalized terms shall have the following respective defined meanings:

               "BANK" means collectively Bank of America Illinois, an Illinois banking corporation, formerly known as Continental Bank N.A. and Continental Bank, and Bank of America National Trust and Savings Association, a national banking association, in their capacities as Managing Co-Agents.

               "BANKING DAY" means any day other than Saturday, Sunday, or other day on which banking institutions in Los Angeles, California are obligated by law to close or on which banking institutions in Los Angeles, California are authorized to close by law and Bank is closed.

               "BORROWER"  means Arvida/JMB Partners, L.P. II, a
Delaware limited partnership.

               "CASH COLLATERALIZE" means to pledge and deposit with Bank, as additional collateral for the Letter of Credit Obligations, cash or deposit account balances pursuant to documentation in a form and substance acceptable to Bank.

               "DEFAULT RATE" means three (3) percentage points over the Reference Rate.

               "EVENT OF DEFAULT" means any of the events described in SECTION 4.1 below.

               "INDEMNIFICATION AGREEMENT" means that certain
Indemnification Agreement dated as of May 30, 1997, by Catellus
Residential Group, Standard Pacific of Orange County, Inc., and Starwood Opportunity Fund IV, L.P., in favor of Borrower.

               "LC PAYMENT DATE" shall have the meaning set forth in
SECTION 2 below.

               "LETTER OF CREDIT OBLIGATIONS" means the sum of (a) the aggregate undrawn amount of the Letters of Credit, PLUS (b) the amount of all unreimbursed drawings under any of the Letters of Credit.

               "LETTERS OF CREDIT" means those certain letters of credit set forth on the schedule attached hereto as EXHIBIT "A."

               "MATURITY DATE" means June 30, 1997.

               "REFERENCE DATE" means the rate of interest publicly announced from time to time by Bank as its "reference rate," which is based upon various factors including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below the announced rate. Any change in the Reference Rate announced by Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

               "REIMBURSEMENT AGREEMENT" means this Letter of Credit Reimbursement Agreement, as originally executed or as supplemented, modified or amended from time to time.

          1.2 ACCOUNTING TERMS. All accounting terms not specifically defined in this Reimbursement Agreement shall be construed in conformity with generally acceptable accounting principles.

     2. DRAWINGS AND REIMBURSEMENTS. In the event that Bank honors a drawing under any of the Letters of Credit, Borrower shall reimburse Bank for the full amount of such drawing by 9:00 a.m. Los Angeles time on the same date (the "LC Payment Date") such drawing is honored by Bank under such Letter of Credit. In the event Borrower fails to reimburse Bank for any such drawing by 9:00 a.m. Los Angeles time on the LC Payment Date, then such drawing shall be payable by Borrower on demand by Bank and shall bear interest at the Default Rate until paid in full as provided further in SECTION 4.3(a) below. The obligations of Borrower to reimburse Bank under this Reimbursement Agreement and any other agreement or instrument relating to any of the Letters of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Reimbursement Agreement.

     3.   CANCELLATION OF LETTERS OF CREDIT.  On or before the
Maturity Date, Borrower shall cause the beneficiaries of the Letters of Credit to return the Letters of Credit to Bank marked "cancelled." In the event that Borrower is unable to cause the beneficiaries of the Letters of Credit to return the Letters of Credit to Bank by the Maturity Date, then Borrower shall Cash Collateralize the Letters of Credit not so returned by not later that 5:00 p.m. Los Angeles time on the Maturity Date.

     4.   DEFAULT; REMEDIES.

          4.1 EVENT OF DEFAULT. An "Event of Default" shall occur hereunder (a) upon the failure of Borrower to reimburse Bank for drawings under any of the Letters of Credit pursuant to the terms of
SECTION 2 above, and (b) upon the failure of Borrower to Cash Collateralize the Letters of Credit to the extent required pursuant to
SECTION 3 above.

          4.2 REMEDIES. Upon the occurrence of any Event of Default, Bank shall have such rights or remedies as Bank may have under this Reimbursement Agreement or otherwise at law or in equity, including but not limited to the right to institute an action against Borrower for specific performance of the terms and provisions of this Reimbursement Agreement. Notwithstanding the foregoing, Bank agrees that, prior to enforcing any remedy against Borrower, Bank shall seek to satisfy the obligations of Borrower hereunder by enforcing the rights of Bank under any Guaranty of even date herewith made by Catellus Residential Group, Standard Pacific Corporation and Starwood Opportunity Fund IV, LP in favor of Bank.

     4.3  LATE CHARGE; DEFAULT INTEREST RATE.

          (a) Upon the occurrence and during the continuation of an Event of Default hereunder, the Letter of Credit Obligations shall bear interest at the Default Rate.

          (b) Borrower acknowledges and agrees that (i) Bank's actual damages resulting from any default or delinquency of Borrower as set forth in SECTION 4.3(a) above and that relate to lost use of funds or costs of internal administration of delinquent payments hereunder or relating to such default would be extremely difficult to ascertain, and
(ii) under the circumstances in existence as of the date hereof, the accrual of interest hereunder at the Default Rate constitutes a reasonable liquidation of such damages. The provisions of the SECTION
4.3 are in addition to the other rights and remedies conferred upon Bank under this Reimbursement Agreement and shall not limit Bank's right to compel prompt performance hereunder or be deemed to conflict with the provisions of SECTION 5.11 of this Reimbursement Agreement.

     5.   MISCELLANEOUS.

          5.1 PAYMENT IN U.S. CURRENCY. All sums due hereunder shall be payable in lawful money of the United States of America.

          5.2 COSTS OF COLLECTION. Borrower promises to pay all cost and expenses of collection, including without limitation (a) reasonable attorneys' fees, in the event of collection under this reimbursement Agreement; (b) reasonable attorneys' fees, as determined by the judge of the court, or any arbitrator or judicial referee, and all other costs, expenses and fees incurred by Bank in the event suit or proceeding is instituted to collect any sums due and payable under this Reimbursement Agreement; and (c) reasonable attorneys' fees, incurred by Bank in connection with any bankruptcy, insolvency or reorganization proceeding or receivership involving Borrower or any affiliate of Borrower, including without limitation attorneys' fees incurred in making any appearance in any such proceeding or in seeking relief from any stay or injunction issued in or arising out of any such proceeding.

     5.3 WAIVER OF NOTICE, ETC. Borrower consents to offsets of any sums owed to it by Bank at any time. No single or partial exercise of, or forbearance from exercising, any power hereunder or under any guaranty, or other agreement or instrument securing or pertaining to this Reimbursement Agreement shall preclude other or further exercises thereof or the exercise of any other power.

     5.4 NO WAIVER BY BANK. Delay or failure by Bank to exercise any option or election herein given to Bank shall not constitute a waiver of the right to subsequently exercise such option or any other option or election herein given to Bank.

     5.5 SUCCESSORS AND ASSIGNS; NUMBER; GENDER. The use of the term "Borrower" shall be deemed to include the successors and assigns of the undersigned. The use of terms in any gender or number shall include, in all instances, the masculine, feminine, and neuter gender and the plural and single number.

     5.6 NOTICES. Except as otherwise provided herein, all notices or communications between Bank and Borrower required or permitted hereunder shall be in writing and personally delivered or sent by certified mail, return receipt requested, postage prepaid, or transmitted by electronic facsimile transmission (with electronic confirmation of receipt), or sent by reputable overnight courier (such as Federal Express, UPS or DHL), to the following addresses:

          If to Bank:

               Bank of America National Trust and Savings Association 600 Wilshire Boulevard, Suite 500
               Los Angeles, California
               Telefacsimile No.:  (213) 228-6318
               Attention:Jeannette Jordan
                         Vice President

          with a copy to:

               Morrison & Foerster LLP
               19900 MacArthur Boulevard, Twelfth Floor
               Irvine, California  92612
               Telefacsimile No.:  (714) 251-0900
               Attention:  Ronald J. Defelice, Esq.

          If to Borrower:

               ARVIDA/JMB Partners, L.P. II
               c/o JMB Realty
               900 North Michigan Avenue
               Chicago, Illinois  60611-1575
               Telefacsimile No.:  (312) 915-2310
               Attention:  Stephen A. Lovelette

          with a copy to:

               Nossaman, Gunther, Knox & Elloit, LLP
               18101 Von Karman Avenue, Suite 1800
               Irvine, California 92612
               Telefacsimile No.:  (714) 833-7878
               Attention:  Gregory W. Sanders, Esq.

     A notice shall be effective on the date of personal delivery if personally delivered before 5:00 p.m., otherwise on the day following personal delivery, or when received, if transmitted by electronic facsimile transmission (with electronic confirmation of receipt), or two
(2) business days following the date the notice is postmarked, if mailed, or on the day following delivery to the applicable overnight courier, if sent by overnight courier. Either party may change the address to which notices are to be given to it by giving notice of such change of address in the manner set forth above for giving notice.

     5.7 GOVERNING LAW. The Reimbursement Agreement shall be governed by and construed under the laws of the State of California and the laws of the Untied States of America prevailing in California including, but not limited to, the "Uniform Custom and Practice for Documentary Credits (1993 Revision) International Chamber of commerce Publication No. 500."

     5.8 JOINT AND SEVERAL OBLIGATIONS. If Borrower consists of more than one (1) person or entity, each shall be jointly and severally liable to Bank hereunder.

     5.9 PERFORMANCE OF ACTS ON BUSINESS DAYS. In the event that the final date for payment of any amount hereunto falls on a Saturday, Sunday or state or federal holiday, such payment may be made on the next succeeding Bank Day.

     5.10 COMPUTATION OF INTEREST. The computation of interest hereunder shall be based on a year of three hundred sixty (360) days and a thirty (30) day month.

     5.11 TIME OF ESSENCE. Time is of the essence of the performance of each provision hereof.

     5.12 PLACE OF PAYMENT. All payments due hereunder shall be sent to Bank c/o Loan Accounting Department CLASS Unit 1503, 333 South Broadway, 26th Floor, Los Angeles, California 90017, Attention MaSe Lorenzo, or to such other place as Bank may designate in writing from time to time.

     5.13 COUNTERPARTS. This Agreement may be executed in counterparts, which of which shall be deemed an original and all of which, together, shall constitute but one and the same agreement.

     5.14 EXCULPATION. Notwithstanding anything herein contained to the contrary, the Bank agrees that (a) all liability of any person with respect to this agreement shall be satisfied only out of any assets of the Borrower and that no constituent partner of the Borrower shall have any personal liability with respect to this Agreement, all such personal liability being expressly waived by the Bank, and (2) in no event shall a negative capital account or any other funding obligations of any constituent partner of Borrower be deemed to an asset or the property of the Borrower.
     IN WITNESS WHEREOF, Borrower and Bank have has executed this Reimbursement Agreement on the year and date first hereinabove set forth.

                         BORROWER:

                         ARVIDA/JMB PARTNERS, L.P. II, a
                         Delaware limited partnership

                         By:  Arvida/JMB Managers II, Inc., a
                              Delaware corporation, its
                              General Partner

                              By:  s/STEPHEN A. LOVELETTE
                                   Name:
                                   Title:


                         BANK:

                         BANK OF AMERICA ILLINOIS,
                         an Illinois banking corporation
                         in its capacity as Managing Co-Agent


                         By:
                              Name:
                              Title:

                         BANK OF AMERICA ILLINOIS,
                         an Illinois banking corporation
                         in all capacities hereunder other than
                         as Managing Co-Agent

                         BANK OF AMERICA NATIONAL TRUST
                         AND SAVINGS ASSOCIATION,
                         a national banking association


                         By:
                              Name:
                              Title:



























     IN WITNESS WHEREOF, Borrower and Bank have has executed this Reimbursement Agreement on the year and date first hereinabove set forth.

                         BORROWER:

                         ARVIDA/JMB PARTNERS, L.P. II, a
                         Delaware limited partnership

                         By:  Arvida/JMB Managers II, Inc., a
                              Delaware corporation, its
                              General Partner

                              By:
                                   Name:
                                   Title:


                         BANK:

                         BANK OF AMERICA ILLINOIS,
                         an Illinois banking corporation
                         in its capacity as Managing Co-Agent


                         By:  s/CHARLES D. GRABER
                              Name:  Charles D. Graber
                              Title:  Vice President

                         BANK OF AMERICA ILLINOIS,
                         an Illinois banking corporation
                         in all capacities hereunder other than
                         as Managing Co-Agent

                         BANK OF AMERICA NATIONAL TRUST
                         AND SAVINGS ASSOCIATION,
                         a national banking association


                         By:
                              Name:
                              Title:



























     IN WITNESS WHEREOF, Borrower and Bank have has executed this Reimbursement Agreement on the year and date first hereinabove set forth.

                         BORROWER:

                         ARVIDA/JMB PARTNERS, L.P. II, a
                         Delaware limited partnership

                         By:  Arvida/JMB Managers II, Inc., a
                              Delaware corporation, its
                              General Partner

                              By:
                                   Name:
                                   Title:


                         BANK:

                         BANK OF AMERICA ILLINOIS,
                         an Illinois banking corporation
                         in its capacity as Managing Co-Agent


                         By:
                              Name:
                              Title:

                         BANK OF AMERICA ILLINOIS,
                         an Illinois banking corporation
                         in all capacities hereunder other than
                         as Managing Co-Agent

                         BANK OF AMERICA NATIONAL TRUST
                         AND SAVINGS ASSOCIATION,
                         a national banking association


                         By:  s/JEANNETTE JORDAN
                              Name:  Jeannette Jordan
                              Title:  Vice President



























                         EXHIBIT "A"

                      LETTERS OF CREDIT
                      =================


Obligee:        County of Orange, EMA/Regulation/Grading Section
Agreement #:    LASB214312
Instrument type:Letter of Credit
Amount:         $21,030.00
Reason:         Grading performance

Obligee:        County of Orange, EMA/Regulation/Grading Section
Agreement #:    LASB214313
Instrument type:Letter of Credit
Amount:         $101,520.00
Reason:         Grading performance

Obligee:        County of Orange, EMA/Regulation/Grading Section
Agreement #:    LASB214314
Instrument type:Letter of Credit
Amount:         $101,520.00
Reason:         Grading performance

Obligee:        County of Orange, EMA/Regulation/Grading Section
Agreement #:    LASB214315
Instrument type:Letter of Credit
Amount:         $271,800.00
Reason:         Grading performance

Obligee:        County of Orange, EMA/Regulation/Grading Section
Agreement #:    LASB214316
Instrument type:Letter of Credit
Amount:         $537,480.00
Reason:         Grading performance

Obligee:        City of San Clemente
Agreement #:    LASB214677
Instrument type:Letter of Credit
Amount:         $1,500,000.00
Reason:         Grading Erosion control & Landscaping-311401
                Avenida Pico

Obligee:        Amwest Surety
Agreement #:    220668
Instrument type:Letter of Credit
Amount:         $100,000



















                         Exhibit "A"